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                                                                  Exhibit 10.14


                              SUB LEASE AGREEMENT

      Made and Signed in Herzlia, Israel on the ____ day of January 1993

                                BY and BETWEEN

                             DCL Technologies Ltd.
                            of 20 Galgalei Haplada
                                Herzlia, Israel

                              (hereinafter "DCL")            of the first part:
                                                             -----------------

                                      AND

                             SEE Technologies Ltd.
                            of 20 Galgalei Haplada
                                Herzlia, Israel

                              (hereinafter "SEE")            of the second part:
                                                             ------------------


WHEREAS DCL signed on December 31st 1992 a lease with the owners of the building situated at 20 Galgalei Haplada, Herzlia (hereinafter "the Building") to lease the Building for a 5 year period according to the terms agreed upon thereto (hereinafter "the Lease"); and

WHEREAS SEE wishes to sub lease three half floors and part of the basement (hereinafter "the Sub Leased Area"); and

WHEREAS    DCL wishes to sub lease to SEE the Sub Leased Area

NOW THEREFORE IT IS AGREED, STIPULATED AND DECLARED BETWEEN THE PARTIES AS
FOLLOWS:

1.   GENERAL
     -------

     1.1 The preamble to this agreement and the appendix attached hereto forms an integral part hereof.

     1.2 The headings of the sections are for the sake of convenience only and shall not be taken into account in its interpretation.

     1.3   The Lease is attached herewith as APPENDIX A to this agreement.
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2.   REPRESENTATIONS AND DECLARATIONS
     --------------------------------

     2.1   DCL hereby represents and declares as follows:

           2.1.1 DCL is a public company, registered under the laws of the state of Israel. Its company number is 52-003648-4.

           2.1.2 DCL has full power and authority to enter into this sub lease agreement.

           2.1.3 DCL is the lessee of the Building according to the Lease and undertakes to fulfill all its obligations according to the Lessee.

           2.1.4 The lessors of the Building ("the Lessors") have granted their consent to DCL's sub-leasing the Sub Leased Area to SEE.

           2.1.5 This sub lease agreement does not violate any provisions of any law or agreement and to the best of DCL's knowledge, DCL is not in breach of the Lease.

     2.2   SEE hereby represents and declares as follows:

           2.2.1 SEE is a private limited company registered under the laws of the state of Israel. Its company number is ______________.

           2.2.2 SEE has full power and authority to enter into this sub-lease agreement.

           2.2.3 This sub-lease agreement does not violate the provisions of any agreement SEE is part to.

           2.2.4  SEE is familiar with the Lease attached hereto as APPENDIX A'
                                                                    ----------
                  and undertakes not to violate its terms and conditions and/or to cause DCL to violate the Lease or any part thereof, and undertakes to adhere to all its terms and conditions set in the Lease for as long as this sub-lease agreement is valid.

           2.2.5 The Sub Leased Area will not be used for any purpose contrary to section 4 of the Lease.

3.   THE SUB LEASE
     -------------

     3.1 DCL hereby undertakes to sub lease to SEE and SEE hereby undertakes to accept from DCL by way of sub lease three half floors of the Building and parts of the basement.

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     3.2   The three half floors will consist of one half floor of the second floor of the Building and either two half floors on the third floor of the Building or one half floor on the third and one half floor on the fourth floors of the Building.

     3.3 The parts of the basement include 3 storage rooms in which SEE stores it's equipment. SEE will exercise best effort to release one of the rooms until 31 December 1994.

4.   UNDERTAKING TOWARD THE LESSORS
     ------------------------------

     4.1 Without derogating from SEE's undertakings in section 2.2.4 above, SEE hereby agrees to sign appendix c of the Lease and further agrees to submit the said appendix to the Lessors and to abide to all its terms.

     4.2 SEE agrees to deposit in trust a bank guarantee acceptable by the Lessors in the sum of US$28,500 (twenty eight thousand five hundred US dollars) which will be held by Lessors counsel according to the terms agreed upon in section 16(a) of the Lease. The said bank guarantee will be returned to SEE immediately after the complete evacuation of the Sub Leased Area by SEE and SEE presenting to DCL proof of its paying all payments required according to this agreement.

5.   COMMON AREAS
     ------------

     5.1 As an integral part of this sub lease agreement, SEE shall be entitled to free use and enjoyment of the common areas of the Building and of the areas surrounding the Building, i.e. the lobby, stairways, elevator, the basement including the cafeteria, the library room, the conference room, the roof and the yard surrounding the Building (hereinafter "the Common Areas").

6.   CONSIDERATION
     -------------

     6.1 As consideration for the sub-lease granted herein, SEE shall pay 3/8 (three eighths) of the rent and any other payment payable by DCL to the Lessors according to section 5 of the Lease, on the same dates and according to the same terms as provided for DCL's payments to the Lessors according to the said section 9.

     6.2 SEE shall add Value Added Tax to all its payments at the rate applicable at the time, against DCL providing SEE with a proper tax invoice.

     6.3 SEE will not be responsible for any portion of any amount which DCL may be required to pay to the Lessors by virtue of delinquency in its payments under the Lease, unless and to the extent that such delinquency was caused by SEE.

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7.   BUILDING MAINTENANCE AND OTHER COMMON COSTS
     -------------------------------------------

     7.1 Costs which relate to the Common Areas or that otherwise relate to both DCL and SEE (Hereinafter "the Common Costs"), shall be borne by the parties hereto in the following ratio - DCL: 50% and SEE: 50%. Where DAZEX Israel Ltd., or any other tenant occupying the first floor of the Building, participates in any of the Common Costs, DAZIX's payment will be deducted from the Common Costs before the ratio as stipulated in this section is applied.

     7.2 DCL shall be responsible for payment of all Common Costs and SEE shall pay its share on the same dates and according to the same terms as provided for DCL's payments.

     7.3 SEE will add Value Added Tax to all its Building Expenses payments, at the rate applicable from time to time, against DCL providing SEE with a proper tax invoice.

     7.4 The following is a list of the items which fall under the category of common costs:

           7.4.1  Building cleaning and maintenance;

           7.4.2 Air-conditioning, elevator, switchboard and generator maintenance;

           7.4.3  Alarm and security services;

           7.4.4  Electricity; and

           7.4.5  Municipality.

8.   REPAIRS
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     8.1   DCL will make any required repairs in the Common Area or in the area that affect the Sub Leased Area. In the event the repair affects only the Sub Leased Area and is not a substantial repair, it will be executed only after receiving SEE's approval. A substantial repair for the purpose of this section will be defined as any repair required according to the Lease. DCL undertakes to demand that the Lessors effect any required repair according to the terms of the lease. If any repair is in the Common Area, the cost of such repair shall be paid as provided in section 7.1 above, provided that SEE's prior consent has been obtained for any repair or replacement of equipment, whereby SEE's share will be valued at more than US$500 (Five hundred US Dollars).

     8.2 If DCL fails to effect repairs in the Sub Lease Area or in the Common Areas, SEE will have the right to effect the said repair itself, provided a 7 day prior notice has been served to DCL and in such case DCL will pay SEE for the cost of the said repair as provided above for Common Costs immediately.

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9.   TELEPHONES
     ----------

     9.1 The parties will share the outgoing telephone lines and will share the expenses of the telephones on an as used basis. A special reporting system installed in the Building will be used to calculate each party's share in the payment.

10.  CAFETERIA
     ---------

     10.1 The parties will jointly manage the cafeteria and will bare the expenses of the cafeteria on an as used basis. The actual monthly payments will be paid pro-rata to the food tickets issued to the employees of each party.

11.  SIGNS
     -----

     11.1 SEE shall be entitled to maintain a sign bearing its name and logo of the same size and situated in the same place as the present sign already situated.

12.  INSURANCE AND LIABILITY
     -----------------------

     12.1 SEE shall pay, as provided above for common costs, all insurance costs borne by DCL according to the Lease (in order to avoid any doubt it is stated that SEE will pay said insurance costs after deducting the Lessors participation in the insurance costs as stated in section 145(g) of the Lease). SEE will be added to the insurance policy issued to DCL concerning its undertakings according to section 14 of the Lease, as an additional beneficiary with no subrogation or indemnification right towards it. SEE will be solely responsible for insuring its own equipment and other tangible property.

     12.2 DCL will not be responsible for any damages, direct or indirect, to property or person, caused to SEE, its employees, representatives or visitors in the Common Areas or the Sub Leased Areas, unless caused by an act or omission of DCL. Further, SEE will be solely responsible for any damage caused in the Sub Leased Area by it's employees and/or by it's visitors negligence.

     12.3 SEE will not be responsible for any damages, direct or indirect, to property or to person, caused by DCL, its employees, representatives or visitors in the area leased by DCL, unless caused by an act or omission of SEE. Further, DCL will be solely responsible for any damage caused in the area leased by DCL by its employees and/or by its visitors negligence.

13.  QUIET ENJOYMENT
     ---------------

     13.1 DCL hereby undertakes to protect and preserve SEE's right to exclusive use and enjoyment of the Sub Leased Area and to full and free use and enjoyment of the Common Area. DCL's personnel shall not enter the Sub Leased Area, without prior

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           approval but it is agreed that SEE shall not deny DCL's personnel from entering the Sub Leased Area if such entrance is required for maintenance, repairs or cleaning.

     13.2 DCL will not sub lease any part of the building to other tenants, except a DCL subsidiary of affiliated company, without the prior written consent of SEE, which consent shall not be unreasonably withheld.

14.  FIXTURES
     --------

     14.1 Subject to rights of the Lessors under the Lease, any fixture installed by SEE heretofore or during the term of the sub lease granted herein, shall remain the sole property of SEE.

15.  USE OF CERTAIN FURNITURE AND EQUIPMENT
     --------------------------------------

     15.1 DCL and its subsidiaries are using certain furniture and equipment which belongs to SEE as listed in APPENDIX B to this agreement. SEE agrees to lease these items to DCL for the price of US$1 (One US Dollar) per year for the duration of this agreement.

16.  TERM
     ----

     16.1 The term of the sub lease granted to SEE according to this agreement shall commence on January 1, 1994 and shall expire on December 31, 1997, condition to terms of the Lease.

     16.2  Notwithstanding the above, SEE declares that it is familiar with section 5 of the Lease, that entitled DCL to terminate the Lease after a period of three and one half years (Two and a half years into this agreement) and agrees that it will have no demands of claims from DCL in the event DCL exercises its right to terminate the Lease prematurely. Notice of such premature termination will be served by DCL to SEE no later 10 days after DCL exercises its said right.

     16.3 SEE will return the Sub Leased Area to the possession of DCL and/or the Lessors, according to the terms of this agreement, in the same state received without any person or equipment occupying the Sub Leased Area. In the event SEE does not return the Sub Leased Area as stated above, SEE will pay DCL double the consideration according to section 6 above for every day of delay in the complete evacuation of the Sub Leased Area. Such payment will be deemed a fixed agreed upon compensation for costs suffered by DCL concerning the delayed evaluation and will not derogate from any other remedy DCL will be entitled to according to this agreement or the law.

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17.  TERMINATION
     -----------

     17.1 Any acts or omissions by either party which entitles the Lessors to terminate the Lease, whether they terminate the Lease or not, shall be deemed a fundamental breach of this agreement and shall entitle the other party to terminate this agreement by written notice delivered to the breaching party at any time after the occurrence such act of omission.

     17.2 Any delayed payment by more than 15 days owed by SEE to DCL according to this agreement, shall be deemed a fundamental breach of this agreement and shall entitle DCL to terminate this agreement after a 15 day period as of the date a written notice has been served to SEE provided the delayed payment has not been paid during the said 15 day period.

     17.3 Either party may terminate this agreement with notice of immediate effect in the event either party become insolvent or a receiver or liquidator has been nominated to control its operation or assets or any part thereof. If DCL is the insolvent party then it will exercise its best effort to assign the Lease to SEE if SEE so desires.

18.  PAYMENTS
     --------

     18.1 The parties undertake to pay in a timely fashion all amounts that they are required to pay according to this agreement, inter alia, all payments concerning Common Costs, all amounts owed to any utility or service supplier and all municipal or other taxes and levies required.

     18.2 In the event any party shall fail to pay any payment according to the terms of this agreement when due, the other party shall be entitled to, at its sole election, to pay such amounts on the other party's account and the other party shall then be obliged to reimburse the paying party for such payment immediately upon the other party's first written demand. Any such payment will bear interest from the date of payment until the date of reimbursement at the highest rate then charged by Bank Leumi Le Israel Ltd. for unauthorized overdrafts on business debitory accounts.

19.  ASSIGNMENT AND SUB LEASE
     ------------------------

     19.1 SEE will not have the right to assign any of its rights and/or undertakings herein to any third party nor shall SEE have the right to sub lease the Sub Leased Area, in all or in part, without the prior express written consent of DCL.

20.  MISCELLANEOUS
     -------------

     20.1  This agreement will be governed by the laws of the State of Israel.

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     20.2  This agreement constitutes the entire and exclusive agreement between the parties and supersedes all prior oral or written agreements and understandings concerning the same.

     20.3 All notices and other communications will be in writing and deemed to have been delivered upon personal delivery or after 3 days if mailed by registered mail.


     /s/ Amihai Ben-David                     /s/ Amihai Ben-David
     ________________________________         __________________________________
     DCL Technologies Ltd.                    SEE Technologies Ltd.

                                              /s/ Zamir Paz

                                                  Zamir

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